EXHIBIT 5.1

November 28, 2017

A. M. Castle & Co.

1420 Kensington Road, Suite 220

Oak Brook, Illinois 60523

Re: A. M. Castle & Co. Registration Statement on Form S-8

Ladies and Gentlemen:

I am Executive Vice President, General Counsel, Secretary and Chief Administrative Officer of A. M. Castle & Co., a Maryland corporation (the “Company”). I have acted as counsel to the Company in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering 7,267,338 shares (the “Shares”) of Common Stock, $0.01 par value per share, of the Company, for issuance under the A. M. Castle & Co. 2017 Management Incentive Plan (the “Plan”).

I have examined and relied, to the extent I deem proper, on certificates of officers of the Company as to factual matters, and on the originals or copies certified or otherwise identified to my satisfaction, of all such corporate records of the Company and such other instruments, documents and records which I have deemed relevant and necessary for the purposes of the opinion expressed herein. In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies.

Based on the foregoing, I advise you that, in my opinion, all corporate proceedings necessary for the authorization, issuance and delivery of the Shares have been duly taken and, when issued in accordance with the provisions of the Plan, the Shares will be validly issued, fully paid and nonassessable.

I do not express any opinion herein concerning any law other than the General Corporation Law of the State of Maryland.

I consent to the filing of this opinion as an exhibit to the Registration Statement and I consent to the use of my name wherever it appears in the Registration Statement. In giving this consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Marec E. Edgar

Marec E. Edgar
Executive Vice President, General Counsel,
Secretary and Chief Administrative Officer